Exhibit 99.1

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations

+1 408-864-7549

judy.davies@verigy.com

Verigy Announces Strong Revenue and Earnings for Fourth Quarter, and Reports Financial Results for Fiscal Year 2007

CUPERTINO, Calif., Nov. 27, 2007 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fourth quarter and fiscal year 2007 ended Oct. 31, 2007.

Fiscal fourth quarter revenue was $209 million, a sequential increase of 2.5 percent from the prior quarter of $204 million, and a 3.5 percent increase over revenue of $202 million in the fourth quarter of fiscal 2006.

On a GAAP basis, net income for the fourth quarter was $32 million, or $0.52 per fully diluted share, compared with net income of $30 million, or $0.50 per fully diluted share in the prior quarter, and $14 million or $0.25 per fully diluted share in the fourth quarter of fiscal 2006. Net income for the fourth quarter included $1.4 million of separation and restructuring charges and $2 million of income tax expense due to a recent change in the German statutory tax rate. Excluding these charges, on a non-GAAP basis net income was $35 million, or $0.58 per fully diluted share.

For fiscal year 2007, revenue was $761 million, a decrease of 2.2 percent from revenue of $778 million in fiscal 2006. On a GAAP basis, net income for fiscal year 2007 was $97 million, or $1.61 per fully diluted share, compared to break-even for fiscal 2006.

Orders for the fourth quarter were $183 million, a sequential decrease of approximately 12 percent, but an increase of 12 percent from $164 million in the fourth quarter of fiscal 2006. For the full year, orders were $726 million, a decrease of approximately 15 percent from last year.

“Our financial performance for the fourth quarter and first full fiscal year as a public company was very impressive given the semiconductor market volatility,” said Keith Barnes, Verigy chairman, chief executive officer, and president. “We won new SOC and memory customers, strengthened our presence in high speed memory, and gained significant momentum in RF. Demand for the 93K was very strong throughout Q4, which resulted in the second highest revenue quarter ever for SOC. As we enter the first quarter of our fiscal 2008, we feel optimistic about our business overall.”

“We are very proud of the fact that we exceeded guidance for both revenue and earnings per share for the fourth quarter, and consistently improved quarterly earnings throughout fiscal 2007,” added Bob Nikl, Verigy chief financial officer. “These results demonstrate the continuing strength of our operating model, and continued improvement in profitability will remain a top priority for us in the coming year.”

Outlook for Q1 2008

For the fiscal first quarter ending Jan. 31, 2008, the company is providing the following guidance:

•                  Revenue is expected to be in the range of $195 to $205 million.

•                  GAAP net income is expected to be in the range of $30 to $33 million, or $0.49 to $0.54 per fully diluted share, and will include between $3.6 to $4.2 million of share-based compensation expense.

Conference Call and Webcast

Verigy’s management will present more details on its fourth quarter and fiscal year 2007 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q4 and Fiscal Year 2007 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s Web site for seven days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through December 11, 2007. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 85028727.

About Verigy

Verigy designs, develops, manufactures, sells and services advanced test systems and solutions for the flash memory and system-on-chip segments of the semiconductor industry. Verigy’s scalable platform systems are used by leading semiconductor companies worldwide in design validation, characterization, and high volume manufacturing test. Formerly part of Agilent Technologies, the company began doing business as Verigy on June 1, 2006 and completed its initial public offering on June 13, 2006. Information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

In our earnings release, some of the comments are forward-looking, including statements regarding Verigy’s future revenue and earnings; guidance for the first quarter; and other statements that express the company’s expectations, beliefs, plans and forecasts. Words such as expect, anticipate, intend, plan, believe, estimate and variations of such words and similar expressions may identify additional forward-looking statements. These forward-looking statements are based on current information and estimates, and are not guarantees of future performance or events. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, unforeseen changes in demand for semiconductors and thus for semiconductor test solutions, the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2007. The forward-looking statements, including guidance, are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Our management uses non-GAAP measures to evaluate the operating performance of the company. By eliminating the separation and restructuring charges associated with Verigy’s spin-off from Agilent Technologies and income tax expense related to the recent changes in the German statutory tax rate, management believes it is better able to assess the operating performance of the business. Since management finds the non-GAAP information to be useful, we believe that our investors also benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information also facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors. A reconciliation between our GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

VERIGY LTD.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31		October 31
	2007	2006	2007	2006

Orders:	$183	$164	$726	$852

Net revenue:
Products	$172	$164	$615	$646
Services	37	38	146	132
Total net revenue	209	202	761	778

Cost of sales:
Cost of products (*)	85	88	318	331
Cost of services (*)	27	25	103	97
Total cost of sales	112	113	421	428

Operating expenses:
Research and development (*)	23	24	91	99
Selling, general and administrative (*)	38	35	145	149
Restructuring charges	1	1	1	17
Separation costs	—	13	4	69
Total operating expenses	62	73	241	334

Income (loss) from operations	35	16	99	16
Other income (expense), net	5	3	15	5

Income before taxes	40	19	114	21
Provision for income taxes	8	5	17	21

Net income (loss)	$32	$14	$97	$—

Net income (loss) per share- basic:	$0.53	$0.25	$1.63	$—

Net income (loss) per share- diluted:	$0.52	$0.25	$1.61	$—

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	59,696	58,652	59,190	53,356
Diluted	60,483	58,666	59,883	53,356

* Share-based compensation expense by function:
Cost of products	$0.5	$0.2	$1.7	$1.7
Cost of services	$0.2	$0.1	$0.8	$0.2
Research and development	$0.4	$0.2	$1.7	$1.3
Selling, general and administrative	$2.4	$1.7	$9.6	$7.2

1

VERIGY LTD.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	October 31,	October 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$146	$300
Short-term marketable securities	278	—
Trade accounts receivable, net	107	108
Receivables from Agilent	—	8
Inventory	68	87
Other current assets	54	48
Total current assets	653	551

Property, plant and equipment, net	42	44
Goodwill	18	18
Other long-term assets	59	61
Total assets	$772	$674

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$76	$75
Payables to Agilent	1	37
Employee compensation and benefits	53	43
Deferred revenue, current	65	58
Income and other taxes payable	12	23
Other current liabilities	19	15
Total current liabilities	226	251

Long-term liabilities:	47	34
Total liabilities	273	285

Shareholders’ equity
Ordinary shares, no par value, 59,704,629 and 58,651,559 issued and outstanding at October 31, 2007 and October 31, 2006, respectively
Additional paid in capital	381	358
Retained earnings	131	34
Accumulated other comprehensive loss	(13)	(3)
Total shareholders’ equity	499	389
Total liabilities and shareholders’ equity	$772	$674

2

VERIGY LTD.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended								Twelve Months Ended

	October 31, 2007	EPS	July 31, 2007	EPS	April 30, 2007	EPS	January 31, 2007	EPS	2007	EPS

GAAP net income	$32	$0.52	$30	$0.50	$22	$0.36	$13	$0.22	$97	$1.61
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.1	—	0.5	0.01	1.1	0.02	1.1	0.02	2.8	0.05
Restructuring charges in operating expenses	0.7	0.01	—	—	—	—	—	—	0.7	0.01
Separation related costs in cost of sales	0.6	0.01	0.4	—	0.4	0.01	0.2	—	1.6	0.03
Separation related costs in operating expenses	—	—	0.6	0.01	0.9	0.01	2.0	0.04	3.5	0.05
Impact of German statutory tax rate change	2.0	0.04	—	—	—	—	—	—	2.0	0.04
Non-GAAP net income	$35	$0.58	$32	$0.52	$24	$0.40	$16	$0.28	$107	$1.79

	Three Months Ended								Twelve Months Ended

	October 31, 2006	EPS	July 31, 2006	EPS	April 30, 2006	EPS	January 31, 2006	EPS	2006	EPS

GAAP net income (loss)	$14	$0.25	$13	$0.23	$(11)	(0.22)	$(16)	(0.32)	$—	$—
Non-GAAP adjustments:
Restructuring charges in cost of sales	2.2	0.03	2.2	0.04	2.4	0.05	0.9	0.02	7.7	0.14
Restructuring charges in operating expenses	0.9	0.01	1.6	0.03	8.0	0.16	6.0	0.12	16.5	0.31
Separation related costs in cost of sales	1.0	0.02	—	—	3.7	0.07	—	—	4.7	0.09
Separation related costs in operating expenses	12.6	0.21	20.9	0.38	20.0	0.40	15.0	0.30	68.5	1.28
Other	—	—	—	—	(0.7)	(0.01)	—	—	(0.7)	(0.01)
Non-GAAP net income	$31	$0.52	$38	$0.68	$22	$0.45	$6	$0.12	$97	$1.81